Independent Auditors' Consent


The Board of Trustees
Oppenheimer Emerging Growth Fund

We consent to the use in the Registration Statement of the Oppenheimer Emerging Growth Fund of our report dated October 24, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading "Independent Auditors" included in Such Statement of Additional Information.


                                                /s/ KPMG LLP
                                                KPMG LLP

Denver, Colorado
October 24, 2000